SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006

POGO PRODUCING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-7792	74-1659398
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5 Greenway Plaza, Suite 2700

Houston, Texas 77046-0504

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 297-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2006, Pogo Producing Company, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Latigo Petroleum, Inc., a Delaware corporation (“Latigo”), the Company and Pogo Merger Sub 1, Inc. (“Merger Subsidiary”), whereby, upon closing of the transaction, Latigo will merge with Merger Subsidiary and become a wholly-owned subsidiary of the Company. The Merger Agreement provides for the payment of $750 million of cash consideration by the Company, including approximately $210 million to retire Latigo’s bank debt and $35 million to be deposited in escrow, subject to reduction for specified matters agreed to by the parties as of the closing. For approximately six months following the closing, the Company may make specified claims against the escrowed funds.

Headquartered in Tulsa, Oklahoma, Latigo is a privately-owned exploration and production company that owns approximately 404,700 net acres of oil and gas properties located principally in the Texas Panhandle and the Permian Basin.

The closing is expected to occur during May 2006 and is subject to obtaining regulatory approval under the Hart-Scott-Rodino Antitrust Improvements Act. The Merger Agreement contains other customary representations, warranties, covenants, conditions, indemnification provisions and termination provisions.

The Company has obtained a commitment from Goldman Sachs Credit Partners L.P. (“GSCP”) dated April 18, 2006 for unsecured, senior bridge loans of up to $500 million, which may be used as a temporary source of a portion of the financing for the Latigo acquisition. The commitment is conditioned on, among other things, the absence of certain adverse developments. The commitment terminates on June 30, 2006, unless other specified events occur earlier, including the abandonment of the Latigo acquisition. GSCP is an affiliate of Goldman, Sachs & Co., which has in the past provided and may from time to time in the future provide investment banking and advisory services to the Company and its affiliates.

The statements regarding the expected timing of the closing of the Latigo acquisition and all other statements in this report other than statements of historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Important factors that could cause actual results to differ materially from the Company’s expectations are described above and in cautionary statements included in its other periodic filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POGO PRODUCING COMPANY

Date: April 19, 2006	By:	/s/ James P. Ulm, II
James P. Ulm, II
Senior Vice President and
Chief Financial Officer